UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2025

Intuitive Machines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40823	36-5056189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13467 Columbia Shuttle Street

Houston Texas 77059

(Address of Principal Executive Offices) (Zip Code)

(281) 520-3703

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 13, 2025, Intuitive Machines, Inc. (the “Company”) issued a press release announcing the proposed offering (the “Notes Offering”) of convertible senior notes due 2030 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and its intention to enter into capped call transactions in connection therewith.

A copy of the press release is filed as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither this Current Report on Form 8-K nor the press release filed as Exhibits 99.1 hereto constitute an offer to sell, or a solicitation of an offer to buy, any shares of the Company’s Class A common stock or any of its Notes, nor will there be any sale of any of the Company’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release titled “Intuitive Machines Announces Proposed Private Offering of Convertible Senior Notes,” dated August 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President

Date: August 13, 2025